Exhibit 99.1

Contact:
Richard Fish
Chief Financial Officer
720-479-3538
rich.fish@wowinc.com

WOW! ANNOUNCES RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2016

ENGLEWOOD, CO — (November 14, 2016) - WOW! Internet, Cable & Phone (“WOW!”), a leading, fully-integrated provider of residential and commercial high-speed data, video and telephony services to customers in the United States, today announced financial and operating results for the third quarter ended September 30, 2016.

Financial & Operating Highlights (1)

For the third quarter ended September 30, 2016, WOW! reported Total Revenue of $311.2 million, Net loss of ($12.4) million and Adjusted EBITDA of $115.7 million representing a sequential increase in Total Revenue of $3.7 million (or 1.2%), an increase in Net loss of $132.6 million and an increase in Adjusted EBITDA of $0.8 million or 0.7% over the second quarter ended June 30, 2016.

For the third quarter ended September 30, 2016, WOW! reported Pro Forma Total Revenue of $315.9 million, and Pro Forma Adjusted EBITDA of $117.4 million representing a sequential increase in Pro Forma Total Revenue of $2.2 million or 0.7%, and an increase in Pro Forma Adjusted EBITDA of $0.4 million or 0.3% over the Pro Forma second quarter ended June 30, 2016.

Pro Forma Total Revenue for the twelve month period ended September 30, 2016 (“LTM”) was $1.246 billion, a year-over-year decrease of $3.8 million (or 0.3%) from the Pro Forma twelve month period ended September 30, 2015.  LTM Pro Forma Adjusted EBITDA as of September 30, 2016, totaled $463.5 million, a year-over-year increase of $15.5 million (or 3.5%) from the Pro Forma twelve month period ended September 30, 2015.

For the third quarter ended September 30, 2016, WOW! reported no change in Total Customers over the Pro Forma second quarter ended June 30, 2016 (an improvement of 5,300 over the quarterly results from the Pro Forma third quarter ended September 30, 2015), an increase of 2,700 HSD RGUs (an improvement of 3,300 over the Pro Forma quarterly results from the third quarter ended September 30, 2015), and a reduction of 30,300 Total RGUs (an improvement of 2,600 over the quarterly results from the Pro Forma third quarter ended September 30, 2015).  For the Pro Forma nine month period ended September 30, 2016, WOW!’s reported net change in Total RGUs is an improvement of 74,600 over the nine month Pro Forma period ended September 30, 2015.

Conference Call

WOW! will host a conference call on Monday, November 14, 2016, at 4:00 p.m. Eastern to discuss the operating and financial results contained in this press release.  Conference call information is as follows:

Call Date:	Monday, November 14, 2016	Call Time:	4:00 p.m. Eastern
Dial In:	(877) 541-5069	Intn’l Dial In:	(443) 842-7607
Conf. ID:	12120873

(1)         Refer to “Definitions of Non-GAAP Financial Measures and Operating Metrics”, “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures”, and “Unaudited Pro Forma Condensed Combined Financial and Subscriber Information” in this Earnings Release for definitions and information related to Adjusted EBITDA and Pro Forma Adjusted financial and subscriber information.

A recording of the conference call will be available approximately two hours after the completion of the call until December 13, 2016.  Dial in # for this replay is (855) 859-2056. Additionally, a copy of the transcript will be available after a reasonable period of time following the conclusion of the call, at www.wowway.com/investor-relations.

The following unaudited condensed consolidated statements of operations summarizes information in our Form 10-Q for the quarter ended September 30, 2016, as furnished on November 14, 2016, with the U.S. Securities and Exchange Commission (“SEC”).  For ease of use, references in this release to “WOW! Internet, Cable & Phone” or “WOW!” mean WideOpenWest Finance, LLC and its consolidated subsidiaries.

WideOpenWest Finance, LLC

Condensed Consolidated Statements of Operations (Unaudited)(1)

($ in millions)

	Three months ended
	September 30,
	2016	2015
Revenue
Residential subscription	$243.4	$240.4
Commercial subscription	27.5	25.3
Total subscription revenue	$270.9	$265.7
Other commercial services	10.0	6.3
Other	30.3	25.7
Total Revenue	$311.2	$297.7

Costs and expenses:
Operating (excluding depreciation & amortization)	$167.1	$164.5
Selling, general and administrative	32.6	28.4
Depreciation and amortization	49.6	55.9
Management fee to related party	0.4	0.4
	$249.7	$249.2

Income from operations	$61.5	$48.5
Other income (expense):
Interest expense	(52.9)	(55.3)
Loss on extinguishment of debt	(28.1)	—
Realized and unrealized gain (loss) on derivative instruments, net	—	1.2
Other (expense) income, net	1.9	(0.7)
Income Tax (expense) benefit	5.2	(0.8)
Net loss	$(12.4)	$(7.1)

(1)         The unaudited condensed consolidated statements of operations above and the information in this release should be read in conjunction with our Form 10-K for the year ended December 31, 2015, filed with the U.S. SEC on March 17, 2016.

About WOW!

WOW! is one of the nation’s leading providers of high-speed Internet, cable TV, and phone serving communities in the U.S.  Our operating philosophy is to deliver an employee and customer experience that lives up to its name.  WOW! is privately owned by Avista Capital Partners and Crestview Partners.  For more information, please visit www.wowway.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.  The forward-looking statements included in this release are made as of the date hereof.  Except as required by law, we assume no obligation to publicly update any forward-looking statement, even if new information becomes available in the future.  Actual results may differ materially from those expected because of various risks and uncertainties, many of which are beyond our control.  You should review our filings with the SEC, including the section titled “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on March 17, 2016.

Definitions of Non-GAAP Financial Measures and Operating Metrics

We have included certain non-GAAP financial measures in this release including Adjusted EBITDA and Pro Forma Adjusted EBITDA.  We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance.  We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.  We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures.  We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors.  We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fees to related party, the write-up or write-off/disposal of any asset, debt modification expenses, loss on extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our credit facilities.  Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and our use of the term Adjusted EBITDA varies from others in our industry.  Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows, or as measures of liquidity.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  For example, Adjusted EBITDA:

•                  excludes certain tax payments that may represent a reduction in cash available to us;

•                  does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•                  does not reflect changes in, or cash requirements for, our working capital needs; and

•                  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

See “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for reconciliations of Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP financial measure.

Furthermore, Adjusted EBITDA in this release is sometimes presented on a Pro Forma basis, giving effect to the acquisition of HC Cable Opco LLC d/b/a Nulink (“Nulink”) on September 9, 2016, as if such transaction had been completed at the beginning of each period presented (see “Unaudited Pro Forma Condensed Combined Financial and Subscriber Information” below for a complete discussion).

In addition, we use the following subscriber information in this release:

•                  Homes Passed — We report homes passed as the number of residential units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database excluding those we believe are covered by exclusive arrangements with other providers of competing services.

•                  Subscribers — Because we deliver multiple services to our customers, we report the total number of customers (“Total Customers”) as those who subscribe to at least one of our high-speed data (“HSD”), video (“Video”) or telephony (“Telephony”) services without regard to which or how many of those services they subscribe.  We report Video subscribers as the number of basic cable subscribers and do not include customers who only subscribe to HSD or Telephony services in this total.  We define total Revenue Generating Units (“RGUs”) as the sum of HSD subscribers, Video subscribers and Telephony subscribers.

Subscriber information for acquired entities is preliminary and subject to adjustment until we have completed our review of such information and determined that it is presented in accordance with our policies.

Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

The following table provides an unaudited reconciliation of our net income (loss) to Adjusted EBITDA for the respective quarters ended and for the twelve month period ended September 30, 2016:

WideOpenWest Finance, LLC

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

($ in millions)

	Three Months Ended								LTM
	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2014	2015	2015	2015	2015	2016	2016	2016	2015	2016
Net income (loss)	$(26.8)	$(6.6)	$(27.5)	$(7.1)	$(1.5)	$4.8	$(145.0)	$(12.4)	$(68.0)	$(154.1)
Depreciation and amortization	57.2	54.8	55.5	55.9	54.9	52.5	52.9	49.6	223.4	209.9
Management fee to related party	0.4	0.4	0.6	0.5	0.4	0.4	0.5	0.4	1.9	1.7
Interest expense	59.8	58.9	57.1	55.3	54.7	54.2	55.2	52.9	231.1	217.0
Loss on extinguishment of debt	—	—	22.9	—	—	—	2.5	28.1	22.9	30.6
Unrealized gain on derivative instruments, net	(1.0)	(2.0)	(1.1)	(1.2)	(1.3)	(1.1)	(1.2)	—	(5.3)	(3.6)
(Gain) Loss on sale of assets	(0.3)	—	—	—	—	—	—	—	(0.3)	—
Non-recurring prof. fees, M&A integration and restr. exp.	19.8	3.5	4.2	4.8	3.5	1.1	2.4	3.8	32.3	10.8
Non-cash stock compensation	—	—	—	—	—	—	0.1	0.4	—	0.6
Other expense (income), net	(0.9)	(0.2)	—	0.6	—	—	(0.1)	(1.9)	(0.5)	(2.0)
Income tax (benefit) expense	(0.5)	0.9	1.0	0.8	1.2	1.0	147.6	(5.2)	2.2	144.6
Adjusted EBITDA (1)	$107.7	$109.7	$112.7	$109.6	$111.9	$112.9	$114.9	$115.7	$439.7	$455.5

(1)         See “Unaudited Pro Forma Condensed Combined Financial and Subscriber Information” below for a reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA for the respective quarters ended giving effect the acquisition of NuLink on September 9, 2016, as if such transaction had been completed at the beginning of the respective periods presented herein.

Unaudited Pro Forma Condensed Combined Financial and Subscriber Information

The Securities and Exchange Commission (the “SEC”) requires that pro forma financial information be presented in a registrant’s periodic filings when events occur for which disclosure would be material to investors, including significant business combinations or the disposition of a significant portion of the business.  The significance of an acquired or disposed business is determined based on the “significant subsidiary” tests specified in Regulation S-X, Article 11, Rule 1-02(w).  In this regard, although the Company has made certain acquisitions and divestitures, such transactions do not meet the “significant subsidiary” tests and, accordingly, the Company’s historical financial information as filed with the SEC does not contain pro forma financial information relating to those transactions.

Nevertheless, we make certain pro forma adjustments in this release to the historical financial and subscriber information of the Company as filed with the SEC because we believe such information would be meaningful to investors by showing how such transactions might have affected the Company’s historical financial statements.  The unaudited pro forma financial and subscriber information in this release has been prepared giving effect to our acquisition of the operating assets of NuLink on September 9, 2016 as if such transaction had been completed at the beginning of each period presented.  The unaudited pro forma financial and subscriber information is for informational purposes only and does not purport to represent what our results of operations, financial or subscriber information would have been if such transactions had occurred at any date, nor does such information purport to project the results of operations for any future period.

The unaudited pro forma condensed combined financial and subscriber information in this release was prepared based on NuLink’s unaudited financial and subscriber information for the respective periods presented.  The historical unaudited financial and subscriber information has been adjusted to give pro forma effect to events that are directly attributable to such transactions, factually supportable and expected to have a continuing impact on the combined results.  The unaudited pro forma financial information herein does not reflect non-recurring charges that have been incurred in connection with the transaction including legal fees, broker fees and accounting fees.

The following table provides an unaudited reconciliation of our Total Revenue to Pro Forma Total Revenue, Adjusted EBITDA to Pro Forma Adjusted EBITDA and Capital Expenditures to Pro Forma Capital Expenditures for the respective quarters ended:

WideOpenWest Finance, LLC

Pro Forma Condensed Combined Financial Information (Unaudited)

($ in millions)

	Three Months Ended								LTM
	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2014	2015	2015	2015	2015	2016	2016	2016	2015	2016
Total Revenue	$309.2	$312.3	$305.8	$297.7	$301.3	$302.3	$307.5	$311.2	$1,225.0	$1,222.3
Pro Forma Adjustments:
Revenue related to NuLink	5.9	6.1	6.2	6.2	6.2	6.2	6.2	4.7	24.4	23.3
Pro Forma Total Revenue	$315.1	$318.4	$312.0	$303.9	$307.5	$308.5	$313.7	$315.9	$1,249.4	$1,245.6

Adjusted EBITDA	$107.7	$109.7	$112.7	$109.6	$111.9	$112.9	$114.9	$115.7	$439.7	$455.5
Pro Forma Adjustments:
Adjusted EBITDA related to NuLink	2.1	2.0	2.1	2.1	2.2	2.0	2.1	1.7	8.3	8.0
Pro Forma Adjusted EBITDA	$109.8	$111.7	$114.8	$111.7	$114.1	$114.9	$117.0	$117.4	$448.0	$463.5

Total Capex	$66.7	$55.6	$54.7	$64.5	$57.1	$63.6	$71.3	$72.3	$241.5	$264.3
Pro Forma Adjustments:
Capex related to NuLink	0.8	0.8	1.1	1.1	0.7	1.2	1.7	0.9	3.8	4.5
Pro Forma Total Capex	$67.5	$56.4	$55.8	$65.6	$57.8	$64.8	$73.0	$73.2	$245.3	$268.8

The unaudited Pro Forma condensed combined financial information presented above should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and the accompanying notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 17, 2016.

The following table provides an unaudited reconciliation of our reported subscriber information to Pro Forma subscriber information as of the end of each of the respective quarterly periods:

	3Q-14	4Q-14	1Q-15	2Q-15	3Q-15	4Q-15	1Q-16	2Q-16	3Q-16

Reported Homes Passed	2,978,000	2,985,000	2,988,600	2,993,100	2,997,200	3,003,100	3,010,700	3,022,800	3,075,000
Pro Forma Adjustments:
NuLink	34,000	34,000	34,000	34,000	34,000	34,000	34,000	34,000	—
Pro Forma Homes Passed	3,012,000	3,019,000	3,022,600	3,027,100	3,031,200	3,037,100	3,044,700	3,056,800	3,075,000

Reported Total Customers	816,000	809,100	799,200	787,100	781,700	777,800	784,600	785,600	800,800
Pro Forma Adjustments:
NuLink	15,400	15,500	15,600	15,400	15,500	15,500	15,400	15,200	—
Pro Forma Total Customers	831,400	824,600	814,800	802,500	797,200	793,300	800,000	800,800	800,800

Reported HSD Subscribers	729,700	727,800	722,000	713,100	712,300	712,500	722,200	725,700	742,000
Pro Forma Adjustments:
NuLink	13,100	13,400	13,600	13,500	13,700	13,800	13,800	13,600	—
Transaction Adjusted HSD Subscribers	742,800	741,200	735,600	726,600	726,000	726,300	736,000	739,300	742,000

Reported Video Subscribers	653,800	634,700	606,500	582,700	564,500	547,500	537,200	524,300	514,900
Pro Forma Adjustments:
NuLink	10,900	10,900	10,800	10,400	10,300	10,200	10,100	9,800	—
Transaction Adjusted Video Subscribers	664,700	645,600	617,300	593,100	574,800	557,700	547,300	534,100	514,900

Reported Telephony Subscribers	373,900	359,400	339,600	324,500	310,600	296,800	286,600	277,500	267,400
Pro Forma Adjustments:
NuLink	4,100	4,100	4,000	4,000	3,900	3,900	3,700	3,600	—
Pro Forma Telephony Subscribers	378,000	363,500	343,600	328,500	314,500	300,700	290,300	281,100	267,400

Reported Total RGUs	1,757,500	1,721,900	1,668,100	1,620,300	1,587,400	1,556,800	1,546,000	1,527,500	1,524,300
Pro Forma Adjustments:
NuLink	28,200	28,400	28,400	27,900	27,900	27,900	27,600	27,100	—
Pro Forma Total RGUs	1,785,700	1,750,300	1,696,500	1,648,200	1,615,300	1,584,700	1,573,600	1,554,600	1,524,300